Exhibit 11.1 to the quarterly report on Form 10-Q of W.W. Grainger, Inc. for the quarter ended September 30, 2002

W.W. Grainger, Inc., and Subsidiaries
COMPUTATIONS OF EARNINGS PER SHARE

                                                     Nine Months Ended September 30,
                                                    -----------------------------------
BASIC:                                                  2002                 2001
------                                              -------------         -------------
Weighted average number of shares
  outstanding during the year                          92,414,235            93,381,350
                                                    =============         =============
Net earnings before cumulative effect
  of accounting change                              $ 172,910,000         $ 113,017,000
Cumulative effect of accounting change                (23,921,000)                 --
                                                    -------------         -------------

Net earnings                                        $ 148,989,000         $ 113,017,000
                                                    =============         =============
Earnings per share before cumulative
   effect of accounting change                      $        1.87         $        1.21
Cumulative effect of accounting change
   per share                                                (0.26)                 --
                                                    -------------         -------------

Earnings per share                                  $        1.61         $        1.21
                                                    =============         =============

DILUTED:
--------
Weighted average number of shares
   outstanding during the year                         92,414,235            93,381,350
Potential Shares:

  Shares issuable under outstanding options             7,230,145             3,329,303
  Shares which could have been purchased
    based on the average market value
    for the period                                     (5,769,126)           (2,932,539)
                                                    -------------         -------------
                                                        1,461,019               396,764
  Dilutive effect of exercised options prior
    to being exercised                                     27,636                14,910
                                                    -------------         -------------
  Shares for the portion of the period
    that the options were outstanding                   1,488,655               411,674

  Contingently issuable shares                            897,888             1,025,593
                                                    -------------         -------------

                                                        2,386,543             1,437,267
                                                    -------------         -------------
Adjusted weighted average number
  of shares outstanding during the year                94,800,778            94,818,617
                                                    =============         =============
Net earnings before cumulative effect
  of accounting change                              $ 172,910,000         $ 113,017,000
Cumulative effect of accounting change                (23,921,000)                 --
                                                    -------------         -------------

Net earnings                                        $ 148,989,000         $ 113,017,000
                                                    =============         =============
Earnings per share before cumulative
  effect of accounting change                       $        1.82         $        1.19
Cumulative effect of accounting change
  per share                                                 (0.25)                 --
                                                    -------------         -------------

Earnings per share                                  $        1.57         $        1.19
                                                    =============         =============

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